EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	Ron Klawitter	Michael Newman
	Chief Financial Officer	Investor Relations
	Key Tronic Corporation	StreetConnect
	(509) 927-5295	(206) 729-3625
KEY TRONIC CORPORATION ANNOUNCES PRELIMINARY RESULTS
FOR THE FOURTH QUARTER OF FISCAL YEAR 2014
Spokane Valley, WA- July 17, 2014 - Key Tronic Corporation (Nasdaq: KTCC), a provider of electronic manufacturing services (EMS), today announced its preliminary results for the three months ended June 28, 2014.
The Company currently expects to report revenue of approximately $72 million for the fourth quarter of fiscal 2014. The lower than anticipated revenue primarily reflects a temporary reduction in production levels for a longstanding customer, which are expected to return to prior levels in the first quarter of fiscal 2015. In addition, there was a delay in the commencement of production for a significant new program due to the timing of certain agency approvals. Revenue from this new program is expected to start being recognized in the first quarter of fiscal 2015. As a result, earnings for the fourth quarter of fiscal 2014 are expected to be in the range of $ $0.10 to $0.12 per share.
“While the unanticipated revenue shortfall in the fourth quarter was disappointing, we expect to see a return to sequential growth in the first quarter of fiscal 2015 as our new programs continue to ramp up,” said Craig Gates, President and Chief Executive Officer. “As we also announced today, the planned acquisition of CDR Manufacturing during the first quarter of fiscal 2015, if consummated, will represent a major step forward for Key Tronic, significantly expanding our printed circuit board assembly capabilities and extending our customer base with new multi-national companies.”
The Company plans to announce its complete fourth quarter and year end results for fiscal 2014, and more specific guidance for the first quarter of fiscal 2015, on August 19, 2014.

Conference Call
Key Tronic will host a special conference call today to discuss its preliminary financial results and expected acquisition of CDR Manufacturing at 2:00 PM Pacific (5:00 PM Eastern). A broadcast of the conference call will be available at www.keytronic.com under “Investor Relations” or by calling 888-401-4668 or +1-719-325-2315 (Access Code: 7875336). A replay will be available by calling 888-401-4668 or +1 719-457-0820 (Access Code: 7875336). A replay will also be available on the Company’s Web site.

About Key Tronic
Key Tronic is a leading contract manufacturer offering value-added design and manufacturing services from its facilities in the United States, Mexico and China. The Company provides its customers full engineering services, materials management, worldwide manufacturing facilities, assembly services, in-house testing, and worldwide distribution. Its customers include some of the world's leading original equipment manufacturers. For more information about Key Tronic visit: www.keytronic.com.
Some of the statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as aims, anticipates, believes, estimates, expects, hopes, intends, plans, predicts, projects or targets or nouns corresponding to such verbs. Forward-looking statements also include other passages that are primarily relevant to expected future events or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this release include, without limitation, the Company's statements regarding its expectations with respect to quarterly revenue and earnings during fiscal year 2014 and fiscal 2015. There are many factors, risks and uncertainties that could cause actual results to differ materially from those predicted or projected in forward-looking statements, including but not limited to the future of the global economic environment and its impact on our customers and suppliers, the availability of parts from the supply chain, the accuracy of customers' forecasts; success of customers' programs; timing of new programs; success of new-product introductions; acquisitions or divestitures of operations or facilities; technology advances; changes in pricing policies by the Company, its competitors, customers or suppliers; and the other risks and uncertainties detailed from time to time in the Company's SEC filings.